                                                               EXHIBIT 10(c)(ii)



                        AMENDMENT TO EMPLOYMENT AGREEMENT


         This Amendment to Employment Agreement (the "Amendment") made as of the 15th day of May, 1998, by and between NovaCare, Inc., a Delaware corporation (the "Company"), and Timothy E. Foster (the "Executive"),

                              W I T N E S S E T H:

         WHEREAS, the parties have heretofore entered into an Employment Agreement dated as of July 1, 1996 (the "Employment Agreement"); and

         WHEREAS, the parties now wish to amend the Employment Agreement to modify the manner in which Executive's annual bonus shall be determined for the fiscal years ending June 30, 1999 and thereafter;

         NOW, THEREFORE, in consideration of the premises and the mutual agreements hereinafter set forth, the parties hereby agree as follows:

         1. Effective as of July 1, 1998, the Employment Agreement shall be amended by deleting subsection (a) of Section 3.2 in its entirety, and by replacing such subsection with the following new subsection (a):

                  "(a) In addition to the base salary provided for in Section 3.1, the Executive shall be eligible for an incentive bonus target of 100% of base salary with respect to each fiscal year of the Company ending during the term of this Agreement, payable in accordance with the terms of the Company's Executive Incentive Compensation Plan based on attainment of stated objectives, commencing with the fiscal year ending June 30, 1999."

         The parties agree that, with respect to the fiscal year ending June 30, 1998, Executive's incentive bonus shall be determined based on the terms and conditions of the Employment Agreement existing as of the date hereof, without regard to the amendment contained herein.

         2. Section 6.4(a)(D) is hereby deleted and replaced with the following new subsection (a)(D):

                  "(D) on the date of termination, an amount equal to the product derived by multiplying one and one-half (1.5) times the Final Bonus. As used herein, (X) if the date of termination of the Executive's employment shall occur during the first six months of any fiscal year of the Company, the term "Final Bonus" shall mean an amount equal to the bonus earned by the Executive for the last completed fiscal year of the Company preceding the date of termination of his employment and (Y) if the date of termination of the Executive's employment shall occur during the last six months of any fiscal year of the Company, the term "Final Bonus" shall mean an amount equal to the greater of (i) the bonus earned by the Executive for the last completed fiscal year of the Company preceding the date of termination of his employment or (ii) the bonus for the fiscal year in which the termination of employment occurs, as determined pursuant to Section 3.2(a) and before prorating pursuant to Section 3.2(c).

         3. Section 6.7 is hereby amended to provide that, in the event of a termination of employment following a Change of Control as addressed in that Section, the amount referred to in paragraph (D) of Section 6.4 shall be paid on the date of termination (and references in Section 6.7 to the "Payment Date" shall be disregarded).

         4. In all other respects the Employment Agreement shall remain in full force and effect without change.

         IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

                                            NOVACARE, INC.


                                            By: /s/ James W. McLane
                                               ______________________________
                                                James W. McLane
                                                President


                                                /s/ Timothy E. Foster
                                               _____________________________
                                                Timothy E. Foster